Independent Bank Corporation
                              230 West Main Street
                              Ionia, Michigan 48846

                                February 21, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention:    Mr. Paul Fischer
              Mail Stop 4-8

          Re:    Independent Bank Corporation
                 Registration Statement on Form S-3 (Registration No. 333-30522) Delaying Amendment

Dear Mr. Fischer:

     Pursuant to Rule 473 of the general rules and regulations of the Securities
Act  of  1933,  as  amended,  the  undersigned   Registrant  hereby  amends  the
above-referenced Registration Statement to provide on the cover page that:

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Thank you very much for your attention to this matter.

                                          Sincerely,

                                          INDEPENDENT BANK CORPORATION


                                          By: /s/ William R. Kohls
                                             William R. Kohls
                                             Executive Vice President,
                                             Secretary and Treasurer